TAC GOLD CORPORATION
Suite 203 2780 Granville Street
Vancouver, British Columbia, V6H 3J3

August 6, 2010

Osprey Ventures, Inc.
Business Address
8 Hart Avenue, 15 Floor, Flat D
Tsim Sha Tsui
Kowloon, K3 V7Y2V1

Attention: President

Dear Sir/Madam:

Re:	Iowa Canyon Property

This letter will serve to confirm our agreement wherein, for good and valuable consideration, the receipt and sufficiency of which is acknowledged by us, TAC Gold Corporation (“TAC”) hereby agrees that, for a period of 12 months commencing from the date hereof, should TAC receive a bona fide offer to acquire any or all of TAC’s interest in that mineral property located in Ladner County, Nevada, commonly known as the Iowa Canyon Property (the “Property”) or should TAC otherwise propose to sell, transfer or assign any or all of its interest in the Property, TAC shall first offer such interest to Osprey Ventures, Inc. (“Osprey”) on terms no less favourable to Osprey than those otherwise proposed.

Accepting the above accurately details your understanding of our agreement in this regard could you please execute this letter where indicated and return same at your earliest convenience.

TAC GOLD COPORATION

Per:
Authorized Signatory

Acknowledged and agreed this to ____ day of _______, 2010.

OSPREY VENTURES, INC.
Per:
Authorized Signatory